Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-215026 and 333-225710 on Form S-8 of our report dated March 29, 2019, relating to the consolidated financial statements of SenesTech, Inc., for the years ended December 31, 2018 and 2017, which appear in this Annual Report on Form 10-K of SenesTech, Inc. for the year ended December 31, 2018.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 29, 2019